EXHIBIT 10.6.1

Sorapec/Helion Cooperation Agreement

Exhibit 1
Work Program
Description of Document
Original document is in French.

GENERALITIES

HELION's business consists in developing and manufacturing fuel cells at a competitive price for marine (power supply and propulsion) and urban transportation applications. The fuel cell is to be designed in such a way that it will be able to operate by simply connecting it to a hydrogen supply. It will therefore include a stack, equipment to manage gas flows (compressors...), equipment to insure the proper humidification of gases and membranes, equipment to manage heat (cooling...) and control systems. The hydrogen source and power conditioning equipment are not included in this definition of the fuel cell system.

To achieve its objective within a 2 year period, Helion is considering, through a collaboration with Sorapec, to integrate an existing stack technology in development, and to optimize it to achieve high performance products. To this end, Helion and Sorapec will acquire means and capabilities in the PEM fuel cell area to simulate, design, engineer stacks, evaluate various options at cell level (MEAs, bipolar plates, materials), to develop experimental approaches to test, validate and qualify cells and stacks.

The 2 market segments targeted by Helion include:
Power supply and electric propulsion for naval (civilian and military) applications, with power requirements from a few kW to 250kW, for systems requiring high reliability;
Urban mass transit vehicles (tramways for instance)

The respective fuel cell technical specifications are described in the following table:

******

Several other markets have been identified by Sorapec for applications with power requirements under 10kW (underwater uses for offshore oil platforms and robots, standby power, small specialized vehicles, portable applications, etc...).

The cooperation program presented in this document will also lead to the development of pre-industrial processes for the production of electrodes, membrane-electrode assemblies, bilolar plates and stack assembly for target applications.

Accordingly, access to the target market will take place in 2 steps:

Step 1: Development of complete prototype systems, over a 2 year period - the subject of the present technical program - including the improvement of current stacks and specific technical innovations.

Step 2: A pre-production stage which will consist in implementing the results of Step 1 results by producing complete system prototypes for each application, then to produce and commercialise a first series of approximately 20 units.

Helion will supply systems for *** [Helion's contracts, confidential]. Sorapec will supply stacks, pursuant to its on-going contracts (CEPM and PICOS contracts), to ECA which will integrate them in its own systems for submarine applications.

The integration of the fuel cells produced in the framework of the present technical cooperation program for the markets described earlier and mission-critical naval power supply and propulsion applications will be the exclusive responsibility of Technicatome.

The present cooperation program is based upon the following general principles:

The target duration of the development stage is 24 months;

Constraints related to volume manufacturing will be taken into consideration during all phases of development;

The number of intermediate size demonstration units will be limited by the use of simulation techniques. Each physical phenomenon simulated in the model will be validated experimentally.

Decisions as to the main directions to be pursued for improvements of existing technology and milestones will be made at time To + 4 months.

Decision to launch the procurement of delay-sensitive supplies for the production of 2 complete systems will be made at time To + 15 months.

Completion of fully validated test data for one prototype by application scheduled for time To+ 24 months.

Helion and Sorapec to provide appropriate resources to meet the target time-line

 WORK PROGRAM

This program includes the following tasks and sub-tasks:

Task 1: Assessment of the technology available at time To

*** [Details confidential]

Task 2: Improvement strategy selection

***
[Details confidential]

Task 3: Production and validation of 2 prototypes (industrial feasability)

   ***
[Details confidential]

Task 4: Technico-economic feasibility study (industrialisation)

***
[Details confidential]

Task 5: Search for technology breakthroughs

***
Details confidential

RESOURCES FOR STUDIES AND TESTS

Helion's industrial platform shall consist of the following elements:

***
[Helion's resources are confidential]

 Sorapec's industrial platform shall consist of:

A pilot plant with total floor space of approximately 5,000 Ft2 including:
A shop for the fabrication of electrodes and MEAs (coating and pulverization machines, presses, oven, cutting machines)
A collector production shop
A stack assembly shop
A laboratory area for the preparation of the various compositions needed for electrode production and for pre-treatment of membrane material
A testing and control station
A test bench capable of handling fuel cells from 1 to 50kW to validate technical choices made in task 1 and 2
Test equipment for the electrochemical characterization of MEAs
Test equipment for the characterization of fluid flows in cells
Test equipment to characterize the life of bipolar plates and MEAs

PROJECT LOGISTICS

An industrial facility located in the Aix-en-Provence area ("site de l'Arbois") will host the Helion team and the Sorapec personnel designated to implement the cooperation program.

BUDGET

A detailed budget for the implementation of this cooperation program will be established by May 2, 2001.

PLANNING

A detailed plan of action will be established by May 2, 2001.

ANNEXE 1

PROGRAMME DE TRAVAIL COMMUN HELION/SORAPEC

Generalites

L'activite d'HELION consiste a concevoir, developper et produire des piles a combustible a un prix competitif pour des applications dans le domaine de l'energie et propulsion navales et dans celui des transports urbains. La pile a combustible est definie de maniere a ce que son simple raccordement a une source d'hydrogene lui assure un fonctionnement autonome. Elle comprendra donc : le stack, les equipements de gestion des gaz (compresseurs...), les equipements necessaires a l'humidification des gaz, les equipements de gestion thermique (refroidissement...) et les equipements de Controle/Commande. Seront exclus de l'intitule " pile " : la source d'hydrogene, le convertisseur et le circuit electrique aval.

Pour atteindre cet objectif dans un delai de 2 annees, HELION envisage par une collaboration;avec SORAPEC d'integrer une technologie existante de stack en cours de developpement et de l'optimiser pour en faire un produit a hautes performances. Pour cela HELION et SORAPEC seront dotes de moyens et de competences dans le domaine de la pile a combustible a membrane echangeuse de protons (PEM) pour la modelisation, la conception et le dimensionnement des stacks, la realisation et l'evaluation des differentes options de cellules (EME, plaques bipolaires, materiaux), la mise en oeuvre de moyens experimentaux pour les tests de validation et qualification de cellules et stacks.

Les 2 familles de marche visees par HELION sont :
L'application energie et propulsion navales (civile et militaire) de quelques kWe a 250 kWe pour les systemes qui necessitent notamment une haute fiabilite/disponibilite. Cette application concerne a court terme :
L'energie de propulsion des sous-marins de type AIP,
L'energie secourue pour les batiments de surface.
L'application du transport urbain pour flotte de transport en commun (tramway par exemple).

Les specifications techniques attendues des piles correspondantes sont presentees dans le tableau ci-apres.

***

Plusieurs marches ont par ailleurs ete identifies par SORAPEC pour des applications necessitant des puissances inferieures a 10 kW (Exploitation sous-marine - industrie petroliere et robots, alimentations de secours, petits vehicules specifiques, portable, etc...).

Le programme de travail commun presente dans le present document permettra egalement de developper les moyens pre-industriels de fabrication des electrodes, des assemblages electrodes-membrane, des collecteurs bipolaires et de montage de stacks pour les applications visees.

Ainsi l'acces aux differents marches se fera en 2 etapes :

Etape 1 : Developpement de prototypes de piles a combustible, d'une duree de 2 ans - qui fait l'objet du present programme technique - englobant un programme d'amelioration des stacks existants et des actions specifiques d'innovation technologique,

Etape 2: Pre-Industrialisation, qui consistera pour HELION et SORAPEC a mettre en oeuvre le resultat des developpements en realisant des prototypes pour chaque application, et assurer ensuite la production et la commercialisation d'une premiere serie d'environ 20 unites de pile a combustible.

HELION assurera la fourniture ***.

SORAPEC assurera la fourniture de stacks a la societe ECA qui les integrera pour ses besoins propres lies a l'exploitation sous-marine.

L'integration des piles produites sur la base du present programme technique, pour les marches des applications mobiles citees precedemment et les applications energie et propulsion navales a haute fiabilite/disponibilite sera assuree de maniere exclusive par TECHNICATOME.

Pour assurer la production industrielle des piles a combustible apres la preserie de 20 unites realisee par HELION, un groupe industriel sera recherche.

Le present programme de travail HELION/SORAPEC est bati en respectant les principes generaux suivants :

La duree objective de la phase de developpement est de 24 mois,

Les contraintes d'industrialisation seront prises en compte a toutes les etapes de ce developpement.

Le nombre de demonstrateurs intermediaires sera limite par l'utilisation de modeles de simulation numerique dynamique du comportement de la cellule et du stack developpes, dans ses aspects hydrodynamiques, thermiques, electriques et electrochimiques. Chacun des phenomenes physiques decrits dans les modeles sera alors valide experimentalement.

Decision a To + 4 mois des grandes voies d'ameliorations a developper et des points d'arrêts intermediaires (EME, materiaux, composants, gestion thermique et gestion de l'eau).

Decision a To +15 mois du lancement des approvisionnements critiques pour la realisation des deux prototypes.

Mise a disposition a To +24 mois du dossier final valide experimentalement sur un prototype pour chaque application, (demonstration de faisabilite industrielle)

Mise a disposition par HELION ET SORAPEC des ressources necessaires a la tenue des delais.

Programme de travail COMMUN

Ce programme de travail comprend les taches et sous-taches suivantes :

Tache 1 : Evaluation de la technologie disponible a t0

***

Tache 2 : Developpement des voies d'amelioration

***

Tache 3 : Realisation et validation de 2 prototypes de faisabilite industrielle

***

Tache 4 : Etudes de faisabilite technico-economique (industrialisation)

***

Tache 5 : Recherche de sauts technologiques

***

Moyens d'etudes et d'essais

La Plate-Forme industrielle Helion sera constituee des elements suivants :

***

La plate forme SORAPEC comprendra :
Un atelier pilote d'une superficie d'environ 500 m2 comprenant :
1 plate-forme permettant la fabrication des electrodes et des assemblages EME (machines d'enduction et de pulverisation, presses, fours, etuves, materiel de decoupe)
1 plate-forme pour la mise en oeuvre des collecteurs (a canaux ou a aiguilles)
1 plate-forme pour les travaux de montage des stacks
1 laboratoire permettant la preparation des differents melanges necessaires a la fabrication des electrodes et le traitement prealable des membranes
1 laboratoire general d'experimentation et de controle
1 banc de test pour stack PEMFC de 1 a 50 kW : ce banc est destine a valider les choix techniques retenus dans les taches 1 et 2,
1 banc de caracterisation electrochimique des EME,
1 banc de caracterisation des ecoulements dans une cellule de pile,
1 banc de caracterisation en duree de vie des plaques bipolaires et EME,

Maitrise du projet

Une plate-forme industrielle localisee sur le site de l'Arbois (Aix-en Provence) sert d'accueil a l'equipe d'HELION® et au personnel SORAPEC detache pour la mise en oeuvre de ce programme commun.

 Budget

Le Budget detaille correspondant a la mise en oeuvre de ce programme commun sera determine au plus tard le 02 mai 2001.

Planning

Le planning detaille correspondant sera elabore au plus tard le 02 mai 2001